Exhibit 10.1

EXOSOME SCIENCES, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made as of November ___, 2013 by and among Exosome Sciences, Inc., a Nevada corporation (the “Company”), and the purchasers listed on Exhibit A attached hereto (each a “Purchaser” and together the “Purchasers”).

The parties hereby agree as follows:

1.       Purchase and Sale of Common Stock.

1.1       Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Initial Closing and the Company agrees to sell and issue to each Purchaser at the Initial Closing that number of shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), set forth opposite each such Purchaser’s name on Exhibit A at a purchase price of $5.00 per share. The shares of Common Stock issued to the Purchasers pursuant to this Agreement (including any shares issued at the Initial Closing and any Additional Shares, as defined below), shall be referred to in this Agreement as the “Stock.” The Company may sell up to an aggregate of 300,000 shares of Stock (the “Offered Stock”) pursuant to this Agreement. The minimum investment amount per Purchaser is $20,000.

1.2       Closing; Delivery.

(a)       The purchase and sale of the Stock shall take place remotely via the exchange of documents and signatures, at 1:00 p.m. (Pacific Time), on the date hereof, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”; each of the Initial Closing and each Additional Closing (as defined below) may be referred to herein as a “Closing”).

(b)       At each Closing, the Company shall deliver to each Purchaser a certificate representing the Stock being purchased by such Purchaser against payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank account designated by the Company.

1.3       Subsequent Sales of Stock. At any time following the Initial Closing but no later than December 31, 2013, which date may be extended in the Company’s sole discretion, the Company may sell up to the balance of the Offered Stock not sold at the Initial Closing to such persons as may be approved by the Company (the “Additional Purchasers”). All such sales made at any additional closings (each an “Additional Closing”) shall be made on the terms and conditions set forth in this Agreement, and (i) the representations and warranties of the Company set forth in Section 2 hereof (and the Disclosure Schedule) shall speak as of the Initial Closing and the Company shall have no obligation to update any such disclosure, and (ii) the representations and warranties of the Additional Purchasers in Section 3 hereof shall speak as of such Additional Closing. The Schedule of Purchasers may be amended by the Company without the consent of the Purchasers to include any Additional Purchasers upon the execution by such Additional Purchasers of a counterpart signature page hereto. Any shares of Stock sold pursuant to this Section 1.3 shall be deemed to be “Stock” for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement.

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1.4       Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operation of the Company.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Securities Act” means the Securities Act of 1933, as amended.

2.       Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on a Disclosure Schedule delivered separately by the Company to each Purchaser, which exceptions shall be deemed to be representations and warranties as if made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated.

For purposes of these representations and warranties, the phrase “to the Company’s knowledge” shall mean the actual knowledge, after reasonable investigation, of James A. Joyce.

2.1       Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted and as currently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

2.2       Capitalization. The authorized capital of the Company consists, or will consist, immediately prior to the Initial Closing, of:

(a)       20,000,000 shares of Common Stock, 1,200,000 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with the Securities Act and all applicable state securities laws.

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(b)       Except for the Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. No stock plan, stock purchase, stock option or other agreement between the Company and any holder of equity securities or rights to purchase equity securities provides for acceleration of vesting, or the lapse of a Company repurchase right, upon the occurrence of any event. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.

2.3       Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4       Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Stock has been taken or will be taken prior to the Initial Closing, and this Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5       Valid Issuance of Securities. The Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of liens, encumbrances and restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement and subject to the provisions of Section 2.6 below, the Stock will be issued in compliance with the Securities Act and all applicable federal and state securities laws. The sale of the Stock is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

2.6       Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

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2.7       Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or that would reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, claims, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.8       Intellectual Property. To the Company’s knowledge, the Company owns or possesses sufficient legal rights to all trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information and proprietary rights and processes and all patents necessary to the conduct of the Company’s business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of or violation of, the rights of others. Section 2.8 of the Disclosure Schedule contains a complete list of patents and pending patent applications and registrations and applications for trademarks of the Company. There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to any of the foregoing owned by or exclusively licensed to the Company, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and/or processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and related support/maintenance agreements for software that is not and will not be incorporated into, the Company’s software, products or services. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, and the Company is not aware of any potential basis for such an allegation or of any reason to believe that such an allegation may be forthcoming. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business as now conducted and as currently proposed to be conducted. Neither the execution or delivery or performance of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to or outside the scope of their employment by the Company.

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2.9       Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Articles of Incorporation or Bylaws, or (ii) of any instrument, judgment, order, writ, or decree, or under any note, indenture, mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound or, (iii) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, and with respect to the foregoing subsections (ii) and (iii) only, the violation of which could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company.

2.10       Agreements; Actions.

(a)       Except for this Agreement or as set forth in Section 2.10(a) of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company other than the non-exclusive license to the Company of standard, generally commercially available “off-the-shelf” third-party products that are not and will not be incorporated into the Company’s products, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights, except in the ordinary course of business pursuant to standard end-user agreements.

(b)       Except as set forth in Section 2.10(b) of the Disclosure Schedule, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of subsections (b) and (c) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated with that person or entity) shall be aggregated for the purposes of meeting the individual minimum dollar amounts of each such subsection.

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(c) The Company is not a guarantor or indemnitor of any indebtedness of any person.

(d) The Company has not engaged in the past three months in any discussion with any representative of any Person regarding (i) a sale of all or substantially all of the Company’s assets, or (ii) any merger, consolidation or other business combination transaction of the Company with or into another Person.

2.11       Certain Transactions.

(a)       Except as set forth in Section 2.11(a) of the Disclosure Schedule, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or consultants, or any of its or their Affiliates.

(b)       The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company.

2.12       Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than to the lessors of such property or assets. The Company does not own any real property.

2.13       Financial Statements. The Company has not prepared any balance sheet, income statement, statement of operations, statement of changes in financial position and stockholders’ equity or other financial statement. Except as set forth in Section 2.13 of the Disclosure Schedule, the Company has no material liabilities, contingent or otherwise, other than (a) liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and (b) obligations under contracts and commitments incurred in the ordinary course of business which would not be required under generally accepted accounting principles to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

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2.14       Employee Benefit Plans. The Disclosure Schedule sets forth all employee benefit plans maintained, established or sponsored by the Company, or in or to which the Company participates or contributes, which are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied with all applicable laws for any such employee benefit plan.

2.15       Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports of the Company by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.16       Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

2.17       Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee intends to terminate their employment with the Company, nor does the Company have any present intention to terminate the employment of any officer or key employee. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The Company is not a party to or bound by any deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, or retirement agreement. The Company is not obligated to pay severance or any other additional compensation upon the termination of any director, officer, consultant or employee.

2.18       Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could have a Material Adverse Effect, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as proposed. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

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2.19       Corporate Documents. The Articles of Incorporation and Bylaws of the Company are in the form provided to counsel for the Purchasers. The copy of the minute books of the Company provided to the Purchasers’ counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

2.20       Disclosure. The Company has made available to each Purchaser all the information reasonably available to the Company that such Purchaser has requested for deciding whether to purchase the Stock. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, or in any certificate furnished or to be furnished to a Purchaser at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

3.       Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

3.1       Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application relating to or affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

3.2       Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement the Purchaser hereby confirms, that the Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Stock. If the Purchaser is a corporation, partnership or other entity, such Purchaser has not been formed for the specific purpose of acquiring the Stock.

3.3       Disclosure of Information. The Purchaser believes it has received all information it considers necessary or appropriate for deciding whether to purchase the Stock. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely on such representations and warranties.

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3.4       Restricted Securities. The Purchaser understands that the Stock will be characterized as “restricted securities” under the federal securities laws, inasmuch as it is being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such Stock may not be resold without registration under the Securities Act, except in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser acknowledges that the Company has no obligation to register or qualify the Stock for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock, and on requirements relating to the Company that are outside the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5       No Public Market. The Purchaser understands that no public market now exists for the Stock, and that the Company has made no assurances that a public market will ever exist for the Stock.

3.6       Legends. The Purchaser understands that any certificates representing the Stock and any securities issued in respect of or exchange for the Stock, may bear one or all of the following legends:

(a)        “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)       Any legend set forth in or required by any other section of this Agreement.

(c)       Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.7       Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8       Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Stock, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Stock, will not violate any applicable securities or other laws of the Purchaser’s jurisdiction. The funds used to purchase the Stock do not violate the anti-money laundering provisions of the Money Laundering Control Act of 1986 or the Bank Secrecy Act of 1970, as amended by the USA Patriot Act of 2001.

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3.9       No General Solicitation. Neither the Purchaser, nor any of its officers, employees, agents, directors, stockholders or partners has engaged the services of a broker, investment banker or finder to contact any potential investor nor has the Purchaser or any of the Purchaser’s officers, employees, agents, directors, stockholders or partners, agreed to pay any commission, fee or other remuneration to any third party to solicit or contact any potential investor. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has (a) engaged in any general solicitation, or (b)published any advertisement in connection with the offer and sale of the Stock.

3.10       Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling persons, officers, directors, partners, members, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Stock.

3.11       Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is located is identified in the address or addresses of the Purchaser set forth on Exhibit A.

4.       Conditions of the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Stock at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived by the applicable Purchaser:

4.1       Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Closing.

4.2       Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3       Compliance Certificate. The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

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4.4       Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5       Secretary’s Certificate. The Secretary of the Company shall deliver to the Purchasers at the Closing a certificate certifying (a) the Articles of Incorporation of the Company, (b) the Bylaws of the Company, and (c) resolutions of the Board of Directors of Company approving this Agreement and the transactions contemplated hereby.

4.6       Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to such Purchaser, and such Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.       Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Stock to the Purchasers at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1      Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects on and as of the Closing.

5.2       Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

5.3       Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

6.       Miscellaneous.

6.1       Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

6.2       Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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6.3       Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

6.4       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5       Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6       Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to the Company, a copy shall also be sent to Jennifer A. Post, c/o Post Law Group, PC, 5900 Wilshire Boulevard, Suite 620, Los Angeles, California 90036.

6.7       Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company and each other Purchaser from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8       Attorney’s Fees. Subject to Section 6.14, if any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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6.9       Amendment and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and (a) the holders of a majority of the then-outstanding Stock sold hereunder, or (b) if prior to the Initial Closing, Purchasers obligated to purchase a majority of the Stock to be issued at the Initial Closing. Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon the Purchasers and each transferee of the Stock, each future holder of all such securities, and the Company.

6.10       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as though such provision were so excluded and shall be enforceable in accordance with its terms.

6.11       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12       Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

6.13       Confidentiality. Each Purchaser hereto agrees that, except with the prior written permission of the Company, such Purchaser shall at all times hold in confidence and trust and not use or disclose any confidential information of the Company provided to or learned by such Purchaser in connection with the Purchaser’s rights under this Agreement; provided, however, that that the foregoing shall not apply to information disclosed by a Purchaser that is an investment fund to its limited partners, partners or members in order to allow such Purchaser to comply with its obligations and arrangements with such persons or entities, provided that, in each case, such parties are subject to substantially similar confidentiality obligations with respect to such information; provided further, that each Purchaser may disclose any confidential information of the Company provided to or learned by such Purchaser in connection with such rights to the extent reasonably necessary (a) to evaluate or monitor such Purchaser’s investment in the Company; (b) as required by any court or other governmental body, provided that such Purchaser provides the Company with prompt notice of such court order or requirement to enable the Company to seek a protective order or otherwise to prevent or restrict such disclosure; (c) to legal counsel of such Purchaser; (d) in connection with the enforcement of this Agreement or rights under this Agreement; or (e) to comply with applicable law. The provisions of this Section 6.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

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6.14       Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (a) otherwise provided in this Agreement, or (b) any such controversies or claims arising out of any party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in the State of California, County of San Diego, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (1) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (2) depositions of all party witnesses and (3) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with Section 6.3 hereof, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

[Signature Pages Follow]

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The parties have executed this Stock Purchase Agreement as of the date first written above.

COMPANY:
EXOSOME SCIENCES, INC.

By: /s/ James A. Joyce

Name: James A. Joyce

Title: President

Address: 8910 University Center
Lane, Suite 660
San Diego, CA 92122

Signature Page to Exosome Sciences, Inc. Stock Purchase Agreement

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The parties have executed this Stock Purchase Agreement as of the date first written above.

Purchasers:

_________________________

By: ______________________

Name: ____________________

Title: _____________________

Address:

________________________

________________________

________________________

Investment amount: $_______

Signature Page to Exosome Sciences, Inc. Stock Purchase Agreement

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EXHIBIT A

SCHEDULE OF PURCHASERS

INITIAL CLOSING: November ___, 2013

Purchaser Name and Address	Purchase Price	Shares of Common Stock Purchased

TOTAL:	$